UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 24, 1996

                                 IDM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

        0-25028                                          95-2645898
(Commission File Number)                    (I.R.S. Employer Identification No.)


One World Trade Center, Suite 1000, Long Beach, California  90831-1000
(Address of principal executive offices)                    (Zip Code)

                                 (310) 498-0141
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 1.  Change in Control of Registrant

         The Company has issued Four Million Six Thousand Eight Hundred Fifty-Nine (4,006,859) shares (the "Shares") of its Common Stock (the "Common Stock"), constituting approximately forty seven and one half percent (47.5%) of its outstanding Common Stock, for a cash purchase price of Five Hundred Fifty Thousand Dollars ($550,000) to S-P Properties, Inc. ("S-P"), a California corporation and wholly owned subsidiary of TCP, Inc. ("TCP"), a California corporation and wholly owned subsidiary of Bancor Real Estate Company, Inc. ("Bancor"), a Texas corporation and wholly owned subsidiary of CGS Real Estate Company, Inc. ("CGS"), a California corporation. The acquisition funds were borrowed by S-P through separate loans made through each of the above described controlling corporations.

         In connection with the acquisition by S-P, all of the directors and officers of the Company and its subsidiaries have resigned from their respective director and officer positions with the Company and each subsidiary, except Morris S. Cohen, who continues to be a director and the Chief Executive Officer, President and Chief Financial Officer of the Company and each subsidiary. William J. Carden and Thomas E. Willingham have each been appointed by Morris S. Cohen in his capacity as the sole remaining director to fill two (2) of the six
(6) vacancies on the Company's board of directors which were created by such resignations.

Item 2.

         As part of the acquisition of the Shares, S-P has also acquired an option to purchase from IDM Participating Income Company - II, a California limited partnership controlled by the Company ("PIC-II"), a participating note (the "Note") issued in the original principal amount of Thirteen Million Dollars ($13,000,000) to PIC-II by IDM Apartments Corporation, a wholly owned subsidiary of the Company. The Note has been the subject of various bankruptcy proceedings. The option is exercisable for a period commencing April 24, 1996 and ending December 31, 1997, for an exercise price equal to Three Hundred Thousand Dollars ($300,000), plus an unsecured five percent (5%) interest in the proceeds of the Note after S-P has received a Twenty-Five percent (25%) internal rate of return on its investment in the Note.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           IDM CORPORATION
                                           (Registrant)


                                       /s/ MORRIS S. COHEN
                                           Morris S. Cohen
                                           Chief Executive Officer and President

Date:  May 3, 1996

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